FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (the "Agreement") is made this 24th day of March, 2022 (the "Effective Date"), by and among (i) Pure Harvest Corporate Group, Inc., a Colorado corporation ("Borrower"), (ii) Pure Harvest Colorado, LLC, a Colorado limited liability company and direct wholly-owned subsidiary of Borrower ("PHCO"), and Sofa King Medicinal Wellness Products, LLC a Colorado limited liability company and direct wholly-owned subsidiary of PHCO ("SKM" and, together with PHCO individually a "Guarantor" and collectively the "Guarantors"), and (iii) [redacted], an individual residing in the state of [redacted] ("[redacted]"); [redacted], an individual residing in the state of [redacted] ("[redacted]"); [redacted], a Colorado limited liability company ("[redacted]"); and [redacted], an individual residing in the state of [redacted] ("[redacted]") (each individually a "Lender," and collectively the "Lenders"). This Agreement shall be effective from March 24 2022 and shall continue through the Forbearance Period (as defined below).

Recitals:

A. Borrower and [redacted] are parties to that certain Termination Agreement and Mutual Release dated August 27, 2021 (with all amendments thereto, the "[redacted]"). Pursuant to the [redacted], among other things, Borrower is obligated to [redacted] in the initial principal amount of $1,000,000.00 payable on or before December 5, 2021, plus such additional interest, fees, and other amounts as may be or shall become due thereunder. Borrower failed to fulfill its obligations under the [redacted] and is in default thereunder. For the avoidance of doubt, (i) the description of the [redacted] in this paragraph is intended to be a summary thereof, and, notwithstanding any other provision of this Agreement, the language of the [redacted] shall control in the event of any conflict with this paragraph, and (ii) nothing in this paragraph shall affect the validity or enforceability of any term of the [redacted] not recited herein.

B. Borrower and [redacted] are parties to that certain Convertible Promissory Note dated November 17, 2020 (with all amendments thereto, the "[redacted]"). Pursuant to the [redacted], among other things, Borrower is obligated to [redacted] in the initial principal amount of $500,000 payable on or before January 31, 2021, plus such additional interest, fees, and other amounts as may be or shall become due thereunder. Borrower failed to fulfill its obligations under the [redacted] and is in default thereunder. For the avoidance of doubt, (i) the description of the [redacted] in this paragraph is intended to be a summary thereof, and, notwithstanding any other provision of this Agreement, the language of the [redacted] shall control in the event of any conflict with this paragraph, and (ii) nothing in this paragraph shall affect the validity or enforceability of any term of the [redacted] not recited herein.

C. Borrower and [redacted] are parties to that certain Amended and Restated Convertible Promissory Note dated November 4, 2021, as amended by that certain Addendum to that Certain Convertible Promissory Note dated November 4, 2021 (with all amendments thereto, the "[redacted]"). Pursuant to the [redacted] among other things, Borrower is obligated to [redacted] in the revised principal amount of $57,700.00 payable on or before December 19, 2021, plus such additional interest, fees, and other amounts as may be or shall become due thereunder. Borrower failed to fulfill its obligations under the [redacted] and is in default

thereunder. For the avoidance of doubt, (i) the description of the [redacted] in this paragraph is intended to be a summary thereof, and, notwithstanding any other provision of this Agreement, the language of the [redacted] shall control in the event of any conflict with this paragraph, and (ii) nothing in this paragraph shall affect the validity or enforceability of any term of the [redacted] not recited herein.

D. Borrower and [redacted]re parties to that certain Amended and Restated Convertible Promissory Note dated November 4, 2021, as amended by that certain Addendum to that Certain Convertible Promissory Note dated November 4, 2021 (with all amendments thereto, the "[redacted]"). Pursuant to the [redacted], among other things, Borrower is obligated to [redacted] in the revised principal amount of $401,900.00 payable on or before December 19, 2021, plus such additional interest, fees, and other amounts as may be or shall become due thereunder. Borrower failed to fulfill its obligations under the [redacted]nd is in default thereunder. For the avoidance of doubt, (i) the description of the [redacted] in this paragraph is intended to be a summary thereof, and, notwithstanding any other provision of this Agreement, the language of the [redacted] shall control in the event of any conflict with this paragraph, and (ii) nothing in this paragraph shall affect the validity or enforceability of any term of the [redacted] not recited herein.

E. The [redacted], [redacted] [redacted] and [redacted] shall be referred to herein collectively as the "Notes."

F. The cash amounts due to the Lenders by Borrower pursuant to the Notes, including all additional amounts which become due through the passage of time, shall be referred to herein collectively as the "Outstanding Balance."

G. The proceeds of the Notes were provided to Borrower for use by Borrower and Borrower's subsidiaries, and thus the Notes inured to Borrower's and each of its subsidiaries' direct and indirect financial benefit.

H. Borrower and each of its subsidiaries continue to operate their respective businesses and exercise control over the management and governance thereof.

I. Borrower defaulted on its obligations to the Lenders under the Notes by failing to make payments when due thereunder, which has given rise to rights and potential actions against Borrower and Borrower's subsidiaries. Interest continues to accrue on each of the Notes as set forth therein.

J. Borrower and its subsidiaries have requested that the Lenders forbear from exercising certain rights and pursuing certain remedies under the Notes that are available due to the defaults.

K. Contemporaneously with this Agreement, Lenders and Guarantors are entering into that certain Guaranty and that certain Security Agreement (collectively, the "Guaranty Documents") dated March ____, 2022, pursuant to which the Guarantors are, among other things, unconditionally, jointly, and severally guaranteeing payment of all obligations owed to Lenders under the Notes (the "Guaranties").

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L. The Lenders, in consideration of and on the terms and conditions more particularly set forth in this Agreement, have agreed to forbear from instituting any collection or enforcement actions against Borrower or the Guarantors during the time specified by this Agreement, except as provided below.

Agreement:

NOW, THEREFORE, for and in consideration of the foregoing recitals (which each of the parties acknowledge are true and correct), the Guaranties, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties and, in further consideration of the mutual promises and agreements set forth in this Agreement, the parties agree as follows:

1. Forbearance. The Lenders agree that for a period of ninety (90) days from the Effective Date of this Agreement, subject to extension as provided herein (the "Forbearance Period"), and except as provided below, Lenders will refrain from instituting any collection actions or otherwise pursuing legal collection remedies against Borrower due to Borrower's non-payment of the Outstanding Balance. Upon the expiration of the Forbearance Period or upon a default under this Agreement, the Forbearance Period will terminate without further notice to or action by any party, at which time the Lenders may, in their sole discretion, institute all collection proceedings and pursue their remedies against Borrower and any of the assets of Borrower.

2. Acknowledgments; Agreements. Borrower and the Guarantors represent, warrant, and acknowledge that:

(a) The Recitals set forth in this Agreement are true and accurate in all respects and can be reasonably relied upon by the Lenders.

(b) Borrower is in default under each of the Notes due to its failure to repay the Outstanding Balance on or before the respective due date of each of the Notes and because of the defaults, each of the Lenders is now entitled to exercise any and all of its rights and remedies under the Notes and applicable law. Borrower represents and warrants that as of the date of the execution of this Agreement, no other defaults exist under the Notes but the payment defaults.

(c) The Guarantors directly and indirectly benefitted from the funds advanced by the Lenders per the Notes.

(d) The Notes and all documentation related thereto are valid and the obligations contained therein are binding obligations.

(e) All representations and warranties of Borrower and/or the Guarantors made in this Agreement are true and correct as of the date hereof, and shall survive the execution of this Agreement and delivery hereof.

(f) This Agreement is a legal and binding obligation of Borrower and the Guarantors.

3. Affirmative and Negative Covenants. To further induce the Lenders to enter into this Agreement, Borrower and the Guarantors covenant and agree that:

(a) Prohibition of Payments to Members. During the Forbearance Period, Borrower and/or the Guarantors shall not make any payment to members, shareholders, or other owners of Borrower or Guarantors, including, without limitation, distributions, dividends, repayment of loans, or other payments of any kind, without the express written consent of the Lenders. Solely for the purpose of this Agreement, any consent, approval, acceptance, opinion, judgment, decision, or other action or determination required of or permitted by the Lenders in this Agreement shall be authorized upon the affirmative vote of three of the four separate Lenders.

(b) Prohibition Against Additional Borrowing; Withdrawals. Except as provided in the last two sentences of this subsection (b), Borrower and the Guarantors agree that, during the Forbearance Period, neither will borrow any additional money from any third party, guarantee any loan or other obligation for any individual or entity, or pledge or encumber any of their assets to secure any obligation owed to a third party, without the express written consent of the Lenders. The Lenders will consent to any request from Borrower to borrow from another lender for the purposes of refinancing all outstanding balances owing to the Lenders, as well as any pledge by a Guarantor of assets to serve as collateral in connection with security interests granted to the Lenders. During the Forbearance Period, Borrowers and/or the Guarantors may borrow on an unsecured basis up to an aggregate of $150,000 to be used exclusively for the financing of payroll of Borrower and its Subsidiaries and costs of Borrower and its subsidiaries directly related to audits, regulatory filings, and the potential spinoff of a Borrower subsidiary (the "New Debt"); provided no debt service on the New Debt may be made during the Forbearance Period. Any New Debt borrowed by the Guarantors may be lent on the same terms by Guarantors to Borrower and/or its other subsidiaries.

(c) Affiliation Milestones. Borrower will comply with the following milestones (the "Milestones") to effectuate a sale, merger, reverse merger, or other transaction on terms reasonably acceptable to the Lenders:

i. By April 25, 2022, Borrower shall retain a consultant that is reasonably acceptable to the Lenders.
ii. Borrower shall provide all term sheets or expressions of interest it receives from any interested party relating to a sale, merger, reverse merger, joint venture or other transaction (the "Proposed Transaction") the same day such term sheets are received by Borrower.
iii. May 4, 2022 shall be the deadline for interested parties to submit letters of intent (each, an "LOI").
iv. By May 13, 2022, Borrower, following consultation with the Lenders, shall select the highest and best LOI as the successful offer.
v. By June 13, 2022, Borrower and the Proposed Transaction party ("Successful Offeror") shall have entered into a definitive agreement for the Proposed Transaction reasonably acceptable to

the Lenders (the "Definitive Agreement"). Borrower shall consult with the Lenders before finalizing the Definitive Agreement. If this benchmark has been satisfactorily reached, the Forbearance Period shall be extended through and including September 15, 2022, provided that Borrower and Guarantors are in compliance with all other terms and provisions of this Agreement.

vi. By September 12, 2022, Borrower and Successful Offeror shall have received any necessary regulatory approvals and closed on the transaction. If all other milestones have been timely met, this deadline shall be extended to the extent outstanding regulatory approvals are required and have not been received, provided both Borrower and Successful Offeror are continuously and diligently pursuing the same, but in no event shall the deadline be extended past October 30, 2022.

4. Execution of Supplemental Documents and Further Assurances. Borrower and the Guarantors agree to take such further action and execute such additional documents as the Lenders may reasonably request to effectuate, enforce, implement, and give effect to the terms of this Agreement.

5. Requests for Information by Lenders. Borrower and the Guarantors shall promptly deliver to the Lenders upon request any documents that reasonably relate to the operations of Borrower or any of the Guarantors, any indebtedness of Borrower or any of the Guarantors, and/or any document that pertains to the financial condition of Borrower or any of the Guarantors.

6. Payment Terms. During the Forbearance Period, the Notes shall continue to accrue all interest, fees, and penalties as stated therein, whether such amounts are payable in cash or stock of Borrower; provided however, that during the Forbearance Period Borrower shall not be required to make any cash payment to the Lenders that would be required to be made under the Notes but for this Agreement. Monetary interest, fees, and penalties will continue to accrue. Notwithstanding anything in the Notes, all payments made by Borrower pursuant to the Notes may be applied to principal, interest, fees, or other amounts due under each Lender's respective Note in the sole discretion of each Lender.

7. Prepayment. Nothing in this Agreement shall be construed to prevent Borrower from paying the Notes in whole or in part during the Forbearance Period.

8. Events of Default.

(a) In addition to any other default under the Notes or this Agreement, the occurrence of any one or more of the following shall constitute a default under this Agreement:

(1) Failure to Comply with Notes: The failure to comply with any term or provision of any of the Notes (other than the monetary defaults existing as of the date hereof), subject to any applicable cure period specified in the Notes.

(2) Other Non-Monetary Defaults: The following events are non-monetary defaults: (i) the failure by Borrower or any Guarantor to perform or observe, as and when required, any covenant, agreement, warranty, obligation or condition required to be performed or observed under this Agreement or under any of the Notes or the Guaranties, or any other document, contract or agreement entered into in connection herewith or therewith, which default remains uncured five (5) days after receipt by Borrower or Guarantors of written notice of such default; (ii) the existence of any breach or inaccuracy in any of the representations or warranties set forth in this Agreement or in any of the Notes or the Guaranties or other documents entered into or delivered in connection herewith or therewith; (iii) the existence of any breach of any of the covenants set forth in this Agreement or in any of the Notes or the Guaranties or other documents entered into or delivered in connection herewith or therewith, which default remains uncured five (5) days after receipt by Borrower or Guarantors of written notice of such default; (iv) the institution of any complaint, action, suit or proceeding (whether state or federal) challenging the validity, lawfulness, propriety, or enforceability, or otherwise seeking to set aside or declare void or voidable this Agreement or the Notes, or the Guaranties, or any of the undertakings, agreements or covenants contained therein; (v) the filing of a petition for relief under the United States Bankruptcy Code, receivership, assignment for the benefit of creditors, or other similar or equivalent proceeding by or against Borrower or any of the Guarantors, provided that in the event of an involuntary bankruptcy petition Borrower and Guarantors shall have ninety (90) days to obtain a dismissal of such involuntary petition; or (vi) the failure of Borrower and/or Guarantors to execute the Guaranty Documents and/or any other documents or agreements related thereto.

(3) Judgment or Attachment: The entry by any court of a final judgment against Borrower or Guarantors that in the sole opinion of the Lenders would have a material adverse effect upon Borrower's or Guarantors' ability to fully meet and satisfy all of their debts and obligations under this Agreement, the Notes, or under any other agreement entered into in connection herewith or therewith and that shall not be satisfactorily stayed or discharged within thirty (30) days from the date thereof, or any attachment of any security or collateral for the Notes and/or the Guaranties that shall not be released, stayed or otherwise provided for the Lenders' sole and exclusive satisfaction within thirty (30) days after the occurrence thereof.

(4) Inaccurate Representations. If any of the representations or warranties made hereunder by or on behalf of Borrower or any Guarantor (including, without limitation, those set forth in the Recitals hereto) shall not have been true, accurate, or complete in any material respect when made.

(5) Change of Control. The Lenders in their sole discretion determine that Borrower and/or the Guarantors, through their actions or inaction, have lost or ceded control of their respective business without the express and prior consent by the Lenders.

(b) Notwithstanding anything to the contrary in this Agreement, Borrower and Guarantors shall not have the right to cure any default resulting from the breach of, violation of, or other failure to comply with the terms of Sections 3(b) of this Agreement or the failure to meet any Milestone set out in Section 3(c) of this Agreement.

9. Notifications to Third Parties. Borrower acknowledges that the Lenders may be obligated, in the event of a default, to provide certain notification to third-party creditors of Borrower or Guarantors in order to enforce its rights under this Agreement, the Notes, or other documents executed by the parties in connection with or related to this Agreement. Borrower agrees that the Lenders may provide such notices to, and have discussions with, those entities concerning Borrower and/or Guarantors as the Lenders deem necessary in their sole and absolute discretion following the occurrence of an event of default. Nothing herein contained shall prohibit the Lenders from communicating with third parties in the ordinary course of business.

10. Notices. All waivers, notices, consents, demands, requests, approvals, and other communications which are required or may be given hereunder shall be deemed to have been duly given if (i) sent by e-mail, and (ii) hand delivered or sent by nationally recognized overnight courier, as follows:

If to the Lenders, to:

Michael J. Roeschenthaler, Esq.
Whiteford, Taylor & Preston LLP
11 Stanwix Street, Suite 1400
Pittsburgh, PA 15222
mroeschenthaler@wtplaw.com

with a copy to:

David W. Gaffey, Esq.
Whiteford, Taylor & Preston LLP
3190 Fairview Park Drive, Suite 800
Falls Church, VA 22042
dgaffey@wtplaw.com

If to Borrower or a Guarantor, to:

Andrea Cataneo, Esq.
Mitchell Silberberg & Knupp LLP
437 Madison Ave., 25th Floor
New York, NY 10022
ajc@msk.com

Any party hereto may designate an alternative notice address by giving written notice thereof to the other parties hereto, provided that any notice sent prior to actual receipt of such alternative address shall be deemed to be validly given.

11. Waiver/Release of Claims/Liability. Borrower and Guarantors represent, warrant and acknowledge that each/all has/have no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature that can be asserted against the Lenders, or any of

their owners, shareholders, officers, directors, employees attorneys, agents, or professionals, including any such claims that may exist in connection with the making, closing, administration, collection, and/or enforcement by the Lenders of the Notes, this Agreement, the Guaranties, the Guaranty Documents, and/or any related agreements. Nonetheless, in the event Borrower or the Guarantors have any claims, actions or causes of action, defenses, counterclaims or setoffs of any kind or nature that it now or hereafter may assert against the Lenders, or any of their owners, shareholders, officers, directors, employees attorneys, agents, or professionals, including any such claims that may exist in connection with the making, closing, administration, collection and/or the enforcement by the Lenders of the Notes, this Agreement, the Guaranties, the Guaranty Documents, and any related agreements, then by executing this Agreement, Borrower and each Guarantor, on their respective own behalf and on behalf of any predecessors, successors and assigns, for good and valuable consideration including, without limitation, the Lenders simultaneously executing this Agreement, hereby remises, releases, and forever discharges the Lenders, and any of their owners, shareholders, officers, directors, employees attorneys, agents, or professionals, from any and all such claims, losses, defenses, liabilities, demands and causes of action of any kind whatsoever, if any, whether absolute or contingent, known or unknown, matured or unmatured that it may now have or ever had, in whatever capacity. Each releasing party further represents and warrants that it has not assigned, sold, or otherwise transferred any right, title or interest in any claims released in this section. Notwithstanding the foregoing, nothing herein shall waive or release any claims or obligations expressly created or preserved by this Agreement or the Guaranty Documents, or any claims or obligations arising after the Effective Date.

12. Counterparts/Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement shall become effective only upon receipt by the Lenders of this Agreement (or appropriate counterparts) fully executed, to the Lenders' satisfaction, by each of the parties hereto. This Agreement, when fully executed, is only an agreement to forbear from exercising rights under the Notes as described herein and is in no way intended to limit any rights or remedies granted in connection with this Agreement nor is this a waiver of any claim of the Lenders.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

14. Costs and Expenses. In addition to any rights of the Lenders under the Notes, Borrower and the Guarantors shall pay to the Lenders all reasonable costs and out-of-pocket expenses of the Lenders, including the reasonable fees and disbursements of counsel for the Lenders, in connection with enforcing or defending any of the Lenders' rights under this Agreement, the Notes, or the Guaranties against any party.

15. Default and Strict Compliance. In the event that Borrower or any Guarantor fails in the performance of any of the obligations under this Agreement or, in any event, upon expiration of the Forbearance Period, then the Lenders, at their option, may immediately pursue all remedies, legal and/or equitable, available to it against Borrower or Guarantors. Borrower hereby acknowledges and agrees that the Lenders require strict compliance with the terms of this

Agreement and the Notes, and the Lenders reserve the right to declare a default upon the occurrence of any failure to strictly comply with this Agreement or the Notes.

16. Effect of Amendment. Other than as expressly stated herein, this Agreement is not intended to and shall not amend, modify or affect any of the terms, conditions or agreements under the Notes with which Borrower agrees it will fully comply. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended except by written instrument executed by the parties.

17. Course of Dealing. No course of dealing between the Lenders and Borrower shall be effective to amend, modify or change any provision of this Agreement or any of the Notes. The Lenders shall have the right at all times to enforce the provisions of this Agreement and/or the Notes, in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lenders in refraining or forbearing from doing so at any time or times. The failure of the Lenders at any time or times to strictly enforce its rights under the provisions hereof in accordance with the terms and conditions hereof shall not be construed as having created a custom, course of dealing, or in any way or manner having modified, waived, or amended the terms and conditions of this Agreement. Notwithstanding the foregoing, for avoidance of doubt, the Lenders are agreeing to forbear pursuant to this Agreement in exchange for the consideration given by Borrower and the Guarantors.

18. No Waiver. The waiver by the Lenders of any breach or any provision of this Agreement or failure to exercise any right, power or remedy under the Notes shall not be deemed a continuing waiver or a waiver of any subsequent breach or in any way impair any right, power or remedy.

19. Severability. In case one or more provisions contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect under any law, the validity, legality or enforceability of the remainder of the provisions set forth herein shall remain effective and binding and shall not be affected or otherwise impaired thereby.

20. JURY WAIVER. BORROWER HEREBY FREELY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION IN CONNECTION WITH THE NOTES, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTION OF THE PARTIES HERETO.

21. Advice of Counsel. Borrower and Guarantors acknowledge that each has either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult such independent legal counsel. Borrower and the Guarantors likewise acknowledge and agree that they (a) have read and understand the contents of this Agreement, (b) have had the opportunity to consult with counsel throughout the negotiation and execution of this Agreement, and (c) have acted voluntarily and without duress in connection with the execution and delivery of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of the Lenders.

22. Governing Law; Venue. Borrower and each Guarantor agrees that this Agreement shall be construed according to the laws of the State of Colorado (excluding, however, conflict of laws principles which would defeat the application of Colorado substantive law). ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN COLORADO OR THE COURTS OF THE STATE OF COLORADO AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

23. Tolling Agreement. Borrower and each Guarantor acknowledges and agrees that any applicable statute of limitation or statute of repose, regardless of the identity of the applicable state or federal law, shall be deemed to be tolled during the Forbearance Period and for one hundred and eighty (180) days following the termination or expiration of the Forbearance Period, including any extensions of such Forbearance Period as may be agreed to by the parties in a separate writing.

24. Additional Representations, Warranties & Covenants of Borrower and Guarantors. Each of the Borrower and the Guarantors jointly and severally represent and warrant that: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has full entity and other power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and to execute, deliver and perform this Agreement and the Guaranty Documents to which it is a party. Each of the Borrower and the Guarantors has taken all necessary organizational and governance action to authorize the execution, delivery and performance of this Agreement and the Guaranty Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other party or person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Guaranty Documents. The execution, delivery and performance of this Agreement and the Guaranty Documents will not violate or conflict with any requirement of law or any contractual obligation of any party and will not result in, or require, the creation or imposition of any lien or security interest on any of their respective properties or assets pursuant to any requirement of law or any such contractual obligation (other than the security interests, liens and rights created by the Guaranty Documents). Each of the Borrower and the Guarantors covenants and agrees that such party will perform and observe all of the terms, covenants, and agreements set forth herein or in the Guaranty Documents that are required to be performed or observed by such party.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed as of the day and year first written above:

BORROWER:

PURE HARVEST CORPORATE GROUP, INC.

By: Matthew Gregarek
Name: Matthew Gregarek
Its: Manager

GUARANTORS:

PURE HARVEST COLORADO, LLC

By: PURE HARVEST CORPORATE GROUP, INC., AS SOLE MEMBER & MANAGER

By: Matthew Gregarek
Name: Matthew Gregarek
Its: Manager

SOFA KING MEDICINAL WELLNESS PRODUCTS, LLC

By: PURE HARVEST COLORADO, LLC, AS SOLE MEMBER & MANAGER

By: PURE HARVEST CORPORATE GROUP, INC., AS SOLE MEMBER & MANAGER

By: Matthew Gregarek
Name: Matthew Gregarek
Its: Manager

LENDERS:

[redacted]

____

[redacted]

____

[redacted]

____
[redacted]
Title: ______________________________

[redacted]

____

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